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                                                                     EXHIBIT 4.3



                              CERTIFICATE OF TRUST

                                       OF

                          EXECUTIVE RISK CAPITAL TRUST


            THIS Certificate of Trust of Executive Risk Capital Trust (the "Trust"), dated as of January 24, 1997, has been duly executed and is being filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

         1. Name. The name of the business trust formed hereby is Executive Risk Capital Trust.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

            IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust as of the date first-above written.


                                    CHASE MANHATTAN BANK DELAWARE,
                                    not in its individual capacity but solely as trustee of the Trust



                                    By:  /s/ John J. Cashin
                                         -------------------------------
                                         Name:  John J. Cashin
                                         Title: Senior Trust Officer